Exhibit 16.1

GRANT THORNTON LLP	July 10, 2023
801 Brickell Ave., Suite #2450
Miami, FL 33131
U.S. Securities and Exchange Commission
D +1 305 341 8040	Office of the Chief Accountant
F +1 305 341 8099	100 F Street, NE
Washington, DC 20549

Re: TherapeuticsMD, Inc.
File No. 001-00100

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of TherapeuticsMD, Inc. dated July 10, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP

U.S. member firm of Grant Thornton International Ltd